UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 24, 2021

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35780	80-0188269
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2 Wells Avenue
Newton,	Massachusetts	02459
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (617) 673-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	BFAM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b) Previously, on December 18, 2020, Bright Horizons Family Solutions Inc. (the “Company”) announced that Ms. Linda Mason, Mr. Roger Brown and Ms. Marguerite Kondracke, the founders of the Company (the “Founders”) and current members of the Board of Directors (the “Board”), were retiring from the Board effective March 31, 2021.
On March 24, 2021, the Board approved that effective March 31, 2021, following the retirement of the Founders, the authorized size of the Board will be reduced to ten (10) members and the Board will reclassify the members of the Board into three classes of nearly equal size. To effect this change, Mr. David H. Lissy will resign as a Class I director and immediately be reappointed to the Board as a Class III director, to stand for reelection at the annual meeting of shareholders in 2022 (the “Reclassification”). Mr. Lissy did not enter into any new plan, contract, arrangement or compensatory plan in connection with the Reclassification, and there is no arrangement or understanding between Mr. Lissy and any other person pursuant to which he was appointed to serve as a Class III director. The Reclassification is being effected solely to reclassify the Board, and for all other purposes, Mr. Lissy’s service on the Board will be deemed to have continued uninterrupted without any break in service.
In connection with the Founders’ retirements, Ms. Laurel J. Richie will replace Ms. Marguerite Kondracke as Chair of the Board’s Nominating and Corporate Governance Committee, effective March 31, 2021.
(c) On March 24, 2021, the Board appointed Mr. Jason R. Janoff, age 49, as the Company’s Chief Accounting Officer effective April 5, 2021 (the “Effective Date”). At such time, Mr. Janoff will also assume the role as the Company’s principal accounting officer. Mr. Janoff has over 27 years of experience at Ernst & Young LLP (“EY”), most recently as a Partner at EY from July 2005 to December 2020. During his 27 years in EY’s U.S. Assurance practice, Mr. Janoff served as Global Client Service Audit Partner, Partner within their National Accounting - Professional Practice Group, Northeast Retail and Consumer Products (“RCP”) Assurance Leader, New England RCP Markets Leader and as an auditor. Mr. Janoff is a Certified Public Accountant and holds a Bachelor of Business Administration degree in accounting from the University of Massachusetts at Amherst, where he currently sits on their Accounting Advisory Council and is an Adjunct Lecturer. In addition, Mr. Janoff is a Trustee at the Boston Children’s Museum, where he serves on the audit, finance and facility committees.
As of the Effective Date, Mr. Janoff will receive a base salary in the amount of $260,000, an annual target cash bonus award of 30% of his base salary, and will be eligible to participate in the Company’s annual Equity Choice Plan program. In connection with his appointment, Mr. Janoff will receive an at-hire equity award equal to a choice of up to 15,000 stock options, purchased restricted stock or a combination of the two, subject to standard vesting terms as previously disclosed in the Company’s proxy statement. In addition, Mr. Janoff will enter into the Company’s standard form of indemnification agreement and standard form of non-compete agreement.
There are no arrangements or undertakings between Mr. Janoff and other persons pursuant to which he was selected to serve as the Company’s Chief Accounting Officer, nor are there any family relationships between Mr. Janoff and any of the Company’s directors or executive officers. There are no transactions between Mr. Janoff and the Company that would be required to be reported under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
Date:	March 26, 2021	By:	/s/ Elizabeth Boland
Elizabeth Boland
Chief Financial Officer